Exhibit 99.a

                               RONSON CORPORATION
                      EVALUATION OF CERTAIN INVESTMENTS OF
                   WARREN LICHTENSTEIN/STEEL PARTNERS (WL/SP)

  (All information in this analysis was derived from publicly filed documents.)

I.  FAILURE TO OPERATE WITHIN LAWS AND REGULATIONS

    LEGAL MATTERS:

    1. Kinark (KIN) - In October 1995, WL/SP admitted to violations of Section 16(b) of the Securities Exchange Act of 1934, after notice by Kinark. WL/SP was forced to "disgorge" the profits to Kinark (1).

    2. Auto Info (AUTO) - In 1995, Auto Info sued WL/SP and other large shareholders for violating securities laws by, among other things, forming an undisclosed group(2). As a result, one of those other large shareholders entered into an agreement with Auto Info (3).

    3. Medical  Imaging  Centers  (MICA) - In  January  1996,  MICA  sued  WL/SP
       claiming  that  WL/SP  had  violated   securities   laws  by  forming  an
       undisclosed group. In March 1996, the court ruled in favor of MICA (4).

    CORPORATE GOVERNANCE:

    1. Gateway - No election for directors has been held since 1995.


II. MANAGEMENT CAPABILITIES OF WL/SP

    GATEWAY INDUSTRIES:

    1. Gateway had stockholders' equity as follows:

       12/31/92 $8,672,000 (5)
       12/31/93 $6,562,000 (6, Pg F-4) WL became a director 5/94 (7)
       12/31/94 $3,293,000 (6, Pg F-4)
       12/31/95 $3,181,000 (6, Pg F-2)
       12/31/96 $5,688,000 (8)         Rights Offering netting
                                       $ 5,608,000 (9, Pg F-8)
       12/31/97 $5,349,000 (9, Pg F-5)

       From May 1994, as a director and later as C.E.O. (October 1995) (7), WL presided over the dissipation of about $6,821,000 in stockholders' equity (12/31/93 to 12/31/97). He did not provide shareholder value.

    2. As the Chairman of Gateway, WL arranged for the acquisition of Marsel Mirror in November 1995 for about $2.8 million (6, Pg 7). Through 1996, WL managed Gateway and Marsel. In December 1996, WL completed the sale of Marsel's assets and business for $1 (9, Pg F-7). Meanwhile, Gateway remained liable for over $375,000 in Marsel liabilities (9, Pg F-7). This WL-arranged acquisition of Marsel, managed by WL, resulted in losses of over $3 million to Gateway shareholders.

    3. Since 1996, WL has managed only cash, over $5,000,000 (9, Pg F-3), at Gateway, resulting in losses before investment activities of $31,000 in 1997 (9, Pg F-4) and income of only $8,000 in the first half of 1998 (10, Pg 6). Investment losses in 1997 were $308,000 (9, Pg F-4).

    4. WL has accomplished at Gateway what he has proposed for Ronson - the sale and liquidation of the company's original business. The proceeds from that sale were used to purchase Marsel, the total investment in which was lost. His plan (the same he appears to have for Ronson) delivered only losses to the shareholders.


    ROSE'S HOLDINGS:

    1. WL became a director of Rose's in October 1996 (11), and President on December 2, 1997 (12, Pg 6). In December 1997, Rose's sold its business for a net loss of about $22,446,000 (13, Pg 10), or over 60% of the July 1997 stockholders' equity. Once again, WL/SP's plan (similar to the one he seems to have for Ronson) resulted in a large loss.

    2. As with Gateway, in the first half of 1998, WL managed only cash, about $13,000,000, at Rose's (13, Pg 5), and Rose's lost $112,000 in the period (13, Pg 4).

III. RELATED PARTY TRANSACTIONS (SELF-ENRICHMENT BY LICHTENSTEIN)

    GATEWAY INDUSTRIES:

    1. WL was paid a fee of $175,000 to arrange the purchase by Gateway of Marsel (6, Pg 15).

    2. Gateway, publicly held, leased space in New York in 1998, even though Gateway has no operations. Gateway subleased a portion of the space to WL's companies with Gateway absorbing a portion of the cost. Annual lease costs to Gateway are $97,000 and the income from affiliates is $65,000, for a net annual Gateway loss of $32,000 (10, Pg 9).

    3. WL has charged Gateway's administrative expenses ($73,000 in 1997) even though Gateway has no operations (9, Pg F-13).

    ROSE'S HOLDINGS:

    l. WL served as president of Rose's, a company with only cash assets, but took stock options totaling 422,291 shares for nine months of services as the C.E.O. (12, Pg 10). Jack Howard, another affiliated official, took options totaling 225,000 shares (13, Pg 15). This equates to over 7% of the company.

IV. RETURNS TO ALL SHAREHOLDERS OF GATEWAY INDUSTRIES AND ROSE'S HOLDINGS

    Key Trading Data Comparisons
                                                  High        Low

    Gateway Industries (including Marsel Mirror):


    Comparison of Price When WL Became a Director of Gateway and the Most Recently Reported Information
       Second Fiscal Quarter, 1994              $5.63     $3.44   (6, Pg 6)
       First Fiscal Quarter, 1998                2.50      1.5625 (9, Pg 3)


    Comparison of Price When WL Became Chairman of Gateway and the Most Recently Reported Information
       Fourth Fiscal Quarter, 1995              $4.25     $2.88   (6, Pg 6)
       First Fiscal Quarter, 1998                2.50      1.5625 (9, Pg 3)


    Comparison of Highest Trade Price Over Last 5 Years vs. Most Recently Reported Information
       First Fiscal Quarter, 1996               $9.00             (9, Pg 3)
       First Fiscal Quarter, 1998                2.50      1.5625 (9, Pg 3)

             (Similar basis as WL's statements
             about Ronson's stock price comparison)

    Rose's Holdings:

    (All time periods are based on fiscal years ending in January.)

    Comparison of Price When WL Became a Director of Rose's and the Most Recently Reported Information
       Third Fiscal Quarter, 1997               $1.844    $1.50   (14)
       Fourth Fiscal Quarter, 1998               1.6875    1.4375 (14)

    Comparison of Highest Trade Price Over Last 5 Years vs. Most Recently Reported Information
       Second Fiscal Quarter, 1996              $3.375            (15)
       Fourth Fiscal Quarter, 1998               1.6875    1.4375 (14)


Summary:

Since WL became a director, Gateway's share price has lost about 55% of its value, and Rose's has lost about 7% of its value. When using the basis used by WL in the analysis of Ronson's stock by comparison with the highest trade since 1994, Gateway has lost 77% of its value, and Rose's has lost about 54% of its value.

REFERENCES

1. Kinark Corp., Form 8-K, 10/13/98, Pg 1,2.

2. Auto Info., Inc., Dow Jones News, 6/15/95, 11:38 a.m.

3. Auto Info., Inc., Bloomberg News, 6/22/95.

4. Medical Imaging Centers of America, Inc., Form 10-K, 12/31/95, Pg 8.

5. Gateway Communications, Inc., Form 10-K, 12/31/92, Pg 10.

6. Gateway Industries, Inc., Form 10-KSB, 12/31/95.

7. Gateway Industries, Inc., Form 10-KSB, 12/31/96, Pg 5.

8. Gateway Industries, Inc., Form 10-KSB/A, 12/31/96, Pg F-2.

9. Gateway Industries, Inc., Form 10-KSB, 12/31/97.

10. Gateway Industries, Inc., Form 10-QSB, 6/30/98.

11. Rose's Stores, Inc., Form 14-A, 10/21/96, Pg 3.

12. Rose's Holdings, Inc., Form 14-A, 10/6/98.

13. Rose's Holdings, Inc., Form 10-Q, 8/1/98.

14. Rose's Holdings, Inc., Form 10-K, 1/31/98, Pg 9.

15. Rose's Stores, Inc., Form 10-K, 1/27/96, Item 5.